                                                                  EXHIBIT (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Trustees and Shareholders
Diversified Investors Trust:


We consent to the use of our report dated February 11, 2000 for S&P 500 Index Master Portfolio (one portfolio of Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


                                                                    KPMG LLP

San Francisco, California
April 26, 2000